Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE REPORTS STRONG FIRST QUARTER CORE RESULTS

Excluding Certain Items, First Quarter Continued Operations Diluted EPS Rose 14% to $0.49

Compared to $0.43 in 2012

First Quarter GAAP Continuing Operations Diluted EPS Totaled $0.17 Compared to Last Year’s $0.40

Company Advances Repositioning Strategy as Reclassification of 19 Ventas Nursing Centers Exited in the

Quarter Lifted Continuing Operations Diluted EPS by $0.05

Additional Integrated Care Market Development Plans and Home Health

and Hospice Acquisitions Highlighted

Company Maintains Fiscal 2013 Core Earnings Guidance of $1.10 to $1.30

LOUISVILLE, Ky. (May 1, 2013) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2013. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Continuing Operations Highlights (excluding certain items unless otherwise indicated):

•	Consolidated revenues rose 1% to $1.55 billion

•	Solid cost management drove core operating income growth of 6% and EPS growth of 14%

— Core aggregate operating expenses increased only 0.3% compared to last year’s first quarter

•	Hospital division reported another successful quarter

— Stable occupancy combined with improved cost management drove 4% growth in operating income

•	RehabCare revenue growth and higher therapist productivity drove 30% growth in operating income

•	Home health and hospice division reports continued growth

— Revenues climbed 82% while operating income rose 55%

•	Nursing center division continued to work through challenging reimbursement and regulatory changes while transitioning the operations of 54 nursing centers leased from Ventas

— 19 nursing centers transitioned in the quarter, with another 23 transitioned on April 30, 2013

•	GAAP operating cash flows grew to $25 million compared to last year’s deficit of $3 million

— Operating cash flows this year were reduced by $17 million (net of income taxes) for certain items in the quarter

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680 South Fourth Street         Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

First Quarter Results

Continuing Operations

Consolidated revenues for the first quarter ended March 31, 2013 rose 1% to $1.55 billion compared to $1.54 billion in the first quarter last year. Income from continuing operations for the first quarter of 2013 totaled $9.1 million or $0.17 per diluted share compared to $21.2 million or $0.40 per diluted share in the first quarter last year.

First quarter 2013 operating results included certain pretax charges aggregating $28.9 million related to (1) a one-time bonus paid to approximately 50,000 employees who do not participate in the Company’s incentive compensation program, (2) employee retention costs incurred in connection with the planned divestiture of 17 non-strategic facilities and the nonrenewal of 54 nursing centers leased from Ventas, Inc. (“Ventas”) (NYSE:VTR), and (3) transaction-related costs, the combined effect of which reduced income from continuing operations by $17.2 million or $0.32 per diluted share.

First quarter 2012 operating results included certain charges that reduced income from continuing operations by $1.6 million or $0.03 per diluted share.

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

In connection with the nonrenewal of 54 nursing centers leased from Ventas, the Company exited 19 of these facilities in the first quarter of 2013 and reflected the related operations as discontinued. The Company expects that the remaining facilities will be classified as discontinued upon the completion of the transaction process in 2013. At April 30, 2013, the Company had exited 42 of the 54 Ventas facilities.

For the first quarter of 2013, the Company reported a loss from discontinued operations totaling $4.8 million or $0.09 per diluted share compared to $1.8 million or $0.03 per diluted share in the first quarter last year.

In the first quarter of both 2013 and 2012, the Company reported a loss of $1.2 million or $0.02 per diluted share related to the divestiture of discontinued operations.

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, remarked, “We are pleased to report a very strong start to our fiscal 2013. While we continue to work through significant reimbursement and regulatory pressures in each of our businesses, our team generated 6% growth in consolidated operating income and 14% growth in our continuing operations diluted EPS on a core basis. This accomplishment reflects the commitment of our caregivers, and a relentless focus on cost management across the enterprise, while maintaining our culture of quality service and patient satisfaction. In addition, we are now beginning to see the benefits of the Ventas lease transition to our continuing operations, with the exit from 19 of these facilities adding $0.05 of EPS in the quarter. Another 23 Ventas facilities were transferred on April 30.”

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

Mr. Diaz continued, “The first quarter also provided tangible evidence that our strategic growth plan, asset repositioning, and related capital redeployment activities are accelerating. With our exit from 54 Ventas nursing centers currently underway, last week’s announcement to dispose of 17 non-strategic facilities outside of our Integrated Care Markets and our ongoing review of the 2015 Ventas lease renewals and other properties, our path to reposition Kindred as a stronger, more market-focused and profitable post-acute services provider is taking shape. At the same time, our financial liquidity and available capital resources to invest further in our Integrated Care Markets and acquire additional home health and hospice businesses has never been stronger. Our free operating cash flows, along with nearly $400 million of unused revolving credit capacity and $180 million of expected net proceeds from the announced asset sales, provide us with significant financial resources to invest in our strategic growth plan.”

Commenting on the Company’s development and acquisition activities, Mr. Diaz noted, “We recently announced the acquisition of a 54-bed transitional care hospital in St. Louis, as well as plans to build three new transitional care centers in Phoenix, Indianapolis and Las Vegas, as we continue to expand the continuum of our services in these Integrated Care Markets. In addition, we also announced two home health acquisitions and one hospice acquisition that will further expand our service offerings in Houston and West Texas. These transactions demonstrate the strength of our development and capital redeployment strategy and are expected to be accretive to earnings beginning in 2014.”

Mr. Diaz concluded, “As we look out over the balance of the year, there are additional reimbursement challenges related primarily to the implementation of Medicare sequestration cuts. However, we are confident that the structural cost reductions we have put in place, along with our ability to increase volumes and grow our rehabilitation and home health and hospice businesses, will enable us to meet our earnings guidance expectations for the full fiscal year. In addition, we believe that the Company will generate significant levels of free cash flows in 2013 to further reduce our adjusted leverage and fund our strategic growth plans.”

Earnings Guidance – Continuing Operations

The Company maintained its earnings guidance for 2013. The earnings guidance provided by the Company reflects the disposition of the 54 nursing centers leased from Ventas. The earnings guidance also excludes the effect of (1) a one-time employee bonus, (2) employee retention costs incurred in connection with the planned divestiture of 17 non-strategic facilities and the nonrenewal of 54 nursing centers leased from Ventas, (3) any transaction-related charges, (4) any other reimbursement changes, (5) any further acquisitions or divestitures, (6) any impairment charges, and (7) any repurchases of common stock. The recently announced transaction to sell 17 non-strategic facilities is not reflected in the Company’s earnings guidance. The Company had previously announced that this transaction, which is subject to certain conditions, is not expected to change its 2013 annual earnings guidance.

The Company expects consolidated revenues for 2013 to approximate $5.9 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $806 million to $822 million. Rent expense is expected to approximate $399 million, while depreciation and amortization should approximate $189 million. Net interest expense is expected to approximate $113 million. The Company expects to report income from continuing operations for 2013 between $60 million to $70 million or $1.10 to $1.30 per diluted share (based upon diluted shares of 52.7 million).

The Company re-affirmed its operating cash flow guidance for 2013 at a range between $230 million to $250 million. Estimated routine capital expenditures in 2013 are expected to range from $120 million to $130 million. In addition to its routine capital expenditures, the Company re-affirmed that its development of new or replacement transitional care (“TC”) hospitals, transitional care centers, and inpatient rehabilitation

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

hospitals (“IRFs”) will approximate $20 million to $30 million in 2013. Operating cash flows in excess of the Company’s routine and development capital spending programs, which are expected to approximate $90 million for 2013, will be available to repay debt and fund acquisitions.

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the first quarter 2013 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held May 2, 2013 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on May 2 by dialing (719) 457-0820, access code: 5104129. The replay will be available through May 12.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of final rules issued by CMS on August 1, 2012 which, among other things, will

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

reduce Medicare reimbursement to the Company’s TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing and rehabilitation centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. The automatic 2% reduction on each claim submitted to Medicare began on April 1, 2013, (e) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by 50% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the new rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (f) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing and rehabilitation centers, IRFs and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (g) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (h) the ability of the Company’s hospitals to adjust to potential LTAC certification and medical necessity reviews, (i) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare Group, Inc. acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (j) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (k) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (l) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (m) the Company’s ability to meet its rental and debt service obligations, (n) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, (o) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (p) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (q) the Company’s ability to control costs, particularly labor and employee benefit costs, (r) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (s) the Company’s ability to attract and retain key executives and other healthcare personnel, (t) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (u) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (v) the Company’s ability to successfully dispose of unprofitable facilities, (w) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2012 and 2011, (x) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (y) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months ended March 31, 2013 and 2012 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income (loss) from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,000 employees in 46 states. At March 31, 2013, Kindred through its subsidiaries provided healthcare services in 2,169 locations, including 116 transitional care hospitals, six inpatient rehabilitation hospitals, 204 nursing centers, 24 sub-acute units, 101 Kindred at Home hospice, home health and non-medical home care locations, 103 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,615 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for five years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2013	2012

Revenues	$1,554,908	$1,537,931

Income from continuing operations	$9,504	$21,615
Discontinued operations, net of income taxes:
Loss from operations	(4,787)	(1,803)
Loss on divestiture of operations	(1,244)	(1,170)

Loss from discontinued operations	(6,031)	(2,973)

Net income	3,473	18,642
Earnings attributable to noncontrolling interests	(416)	(451)

Income attributable to Kindred	$3,057	$18,191

Amounts attributable to Kindred stockholders:
Income from continuing operations	$9,088	$21,164
Loss from discontinued operations	(6,031)	(2,973)

Net income	$3,057	$18,191

Earnings per common share:
Basic:
Income from continuing operations	$0.17	$0.40
Discontinued operations:
Loss from operations	(0.09)	(0.03)
Loss on divestiture of operations	(0.02)	(0.02)

Net income	$0.06	$0.35

Diluted:
Income from continuing operations	$0.17	$0.40
Discontinued operations:
Loss from operations	(0.09)	(0.03)
Loss on divestiture of operations	(0.02)	(0.02)

Net income	$0.06	$0.35

Shares used in computing earnings per common share:
Basic	52,062	51,603
Diluted	52,083	51,638

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2013	2012

Revenues	$1,554,908	$1,537,931

Salaries, wages and benefits	943,773	921,359
Supplies	105,808	108,533
Rent	105,978	104,313
Other operating expenses	305,503	296,365
Other income	(993)	(3,143)
Impairment charges	436	848
Depreciation and amortization	51,196	46,986
Interest expense	28,174	26,578
Investment income	(91)	(288)

	1,539,784	1,501,551

Income from continuing operations before income taxes	15,124	36,380
Provision for income taxes	5,620	14,765

Income from continuing operations	9,504	21,615
Discontinued operations, net of income taxes:
Loss from operations	(4,787)	(1,803)
Loss on divestiture of operations	(1,244)	(1,170)

Loss from discontinued operations	(6,031)	(2,973)

Net income	3,473	18,642
Earnings attributable to noncontrolling interests	(416)	(451)

Income attributable to Kindred	$3,057	$18,191

Amounts attributable to Kindred stockholders:
Income from continuing operations	$9,088	$21,164
Loss from discontinued operations	(6,031)	(2,973)

Net income	$3,057	$18,191

Earnings per common share:
Basic:
Income from continuing operations	$0.17	$0.40
Discontinued operations:
Loss from operations	(0.09)	(0.03)
Loss on divestiture of operations	(0.02)	(0.02)

Net income	$0.06	$0.35

Diluted:
Income from continuing operations	$0.17	$0.40
Discontinued operations:
Loss from operations	(0.09)	(0.03)
Loss on divestiture of operations	(0.02)	(0.02)

Net income	$0.06	$0.35

Shares used in computing earnings per common share:
Basic	52,062	51,603
Diluted	52,083	51,638

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$42,664	$50,007
Cash - restricted	5,263	5,197
Insurance subsidiary investments	91,057	86,168
Accounts receivable less allowance for loss	1,094,750	1,038,605
Inventories	32,057	32,021
Deferred tax assets	11,366	12,663
Income taxes	1,835	13,573
Other	39,781	35,532

	1,318,773	1,273,766

Property and equipment	2,202,083	2,226,903
Accumulated depreciation	(1,088,591)	(1,083,777)

	1,113,492	1,143,126

Goodwill	1,041,266	1,041,266
Intangible assets less accumulated amortization	434,020	439,767
Assets held for sale	2,793	4,131
Insurance subsidiary investments	146,985	116,424
Other	220,330	219,466

Total assets	$4,277,659	$4,237,946

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$193,263	$210,668
Salaries, wages and other compensation	390,701	389,009
Due to third party payors	34,392	35,420
Professional liability risks	67,859	54,088
Other accrued liabilities	152,241	137,204
Long-term debt due within one year	8,363	8,942

	846,819	835,331

Long-term debt	1,671,279	1,648,706
Professional liability risks	240,070	236,630
Deferred tax liabilities	10,588	9,764
Deferred credits and other liabilities	213,570	214,671

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 54,047 shares - March 31, 2013 and 53,280 shares - December 31, 2012	13,512	13,320
Capital in excess of par value	1,143,950	1,145,922
Accumulated other comprehensive loss	(248)	(1,882)
Retained earnings	101,509	98,799

	1,258,723	1,256,159
Noncontrolling interests	36,610	36,685

Total equity	1,295,333	1,292,844

Total liabilities and equity	$4,277,659	$4,237,946

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$3,473	$18,642
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	52,954	48,690
Amortization of stock-based compensation costs	2,248	1,802
Amortization of deferred financing costs	2,613	2,357
Provision for doubtful accounts	11,266	7,496
Deferred income taxes	(344)	(3,662)
Impairment charges	436	867
Loss on divestiture of discontinued operations	1,244	1,170
Other	420	277
Change in operating assets and liabilities:
Accounts receivable	(67,411)	(57,197)
Inventories and other assets	(8,147)	(15,905)
Accounts payable	(15,790)	(9,550)
Income taxes	12,170	31,242
Due to third party payors	(1,028)	(8,976)
Other accrued liabilities	30,729	(20,678)

Net cash provided by (used in) operating activities	24,833	(3,425)

Cash flows from investing activities:
Routine capital expenditures	(22,370)	(22,106)
Development capital expenditures	(2,388)	(10,622)
Acquisitions, net of cash acquired	—	(50,448)
Acquisition deposit	—	(16,866)
Sale of assets	5,060	1,110
Purchase of insurance subsidiary investments	(10,836)	(13,773)
Sale of insurance subsidiary investments	10,002	14,006
Net change in insurance subsidiary cash and cash equivalents	(33,096)	(13,123)
Change in other investments	319	269
Other	(144)	(749)

Net cash used in investing activities	(53,453)	(112,302)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	483,500	515,400
Repayment of borrowings under revolving credit	(459,200)	(397,000)
Repayment of other long-term debt	(2,666)	(2,666)
Payment of deferred financing costs	(202)	(43)
Distribution made to noncontrolling interests	(491)	(1,388)
Issuance of common stock	4	—
Other	332	—

Net cash provided by financing activities	21,277	114,303

Change in cash and cash equivalents	(7,343)	(1,424)
Cash and cash equivalents at beginning of period	50,007	41,561

Cash and cash equivalents at end of period	$42,664	$40,137

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Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2012 Quarters					First Quarter 2013
	First	Second	Third	Fourth	Year

Revenues	$1,537,931	$1,495,146	$1,487,458	$1,512,115	$6,032,650	$1,554,908

Salaries, wages and benefits	921,359	884,990	891,813	894,945	3,593,107	943,773
Supplies	108,533	105,646	104,237	104,946	423,362	105,808
Rent	104,313	105,629	106,796	106,492	423,230	105,978
Other operating expenses	296,365	298,971	292,682	292,325	1,180,343	305,503
Other income	(3,143)	(3,149)	(3,154)	(3,027)	(12,473)	(993)
Impairment charges	848	317	693	108,909	110,767	436
Depreciation and amortization	46,986	48,279	49,059	50,885	195,209	51,196
Interest expense	26,578	26,715	26,667	27,933	107,893	28,174
Investment income	(288)	(267)	(231)	(253)	(1,039)	(91)

	1,501,551	1,467,131	1,468,562	1,583,155	6,020,399	1,539,784

Income (loss) from continuing operations before income taxes	36,380	28,015	18,896	(71,040)	12,251	15,124
Provision for income taxes	14,765	11,549	7,781	7,180	41,275	5,620

Income (loss) from continuing operations	21,615	16,466	11,115	(78,220)	(29,024)	9,504
Discontinued operations, net of income taxes:
Loss from operations	(1,803)	(847)	(1,228)	(1,677)	(5,555)	(4,787)
Loss on divestiture of operations	(1,170)	(356)	(2,280)	(939)	(4,745)	(1,244)

Loss from discontinued operations	(2,973)	(1,203)	(3,508)	(2,616)	(10,300)	(6,031)

Net income (loss)	18,642	15,263	7,607	(80,836)	(39,324)	3,473
(Earnings) loss attributable to noncontrolling interests	(451)	239	(41)	(790)	(1,043)	(416)

Income (loss) attributable to Kindred	$18,191	$15,502	$7,566	$(81,626)	$(40,367)	$3,057

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$21,164	$16,705	$11,074	$(79,010)	$(30,067)	$9,088
Loss from discontinued operations	(2,973)	(1,203)	(3,508)	(2,616)	(10,300)	(6,031)

Net income (loss)	$18,191	$15,502	$7,566	$(81,626)	$(40,367)	$3,057

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.40	$0.32	$0.21	$(1.53)	$(0.58)	$0.17
Discontinued operations:
Loss from operations	(0.03)	(0.02)	(0.03)	(0.03)	(0.11)	(0.09)
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)	(0.09)	(0.02)

Net income (loss)	$0.35	$0.29	$0.14	$(1.58)	$(0.78)	$0.06

Diluted:
Income (loss) from continuing operations	$0.40	$0.32	$0.21	$(1.53)	$(0.58)	$0.17
Discontinued operations:
Loss from operations	(0.03)	(0.02)	(0.03)	(0.03)	(0.11)	(0.09)
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)	(0.09)	(0.02)

Net income (loss)	$0.35	$0.29	$0.14	$(1.58)	$(0.78)	$0.06

Shares used in computing earnings (loss) per common share:
Basic	51,603	51,664	51,676	51,692	51,659	52,062
Diluted	51,638	51,675	51,709	51,692	51,659	52,083

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2012 Quarters					First Quarter 2013
	First	Second	Third	Fourth	Year
Revenues:
Hospital division	$749,383	$714,517	$699,175	$712,005	$2,875,080	$748,214

Nursing center division	512,148	503,325	505,192	506,891	2,027,556	502,703

Rehabilitation division:
Skilled nursing rehabilitation services	257,014	256,941	255,217	247,572	1,016,744	260,789
Hospital rehabilitation services	74,369	73,402	71,899	73,910	293,580	74,523

	331,383	330,343	327,116	321,482	1,310,324	335,312

Home health and hospice division	28,432	28,872	35,943	50,093	143,340	51,621

	1,621,346	1,577,057	1,567,426	1,590,471	6,356,300	1,637,850

Eliminations:
Skilled nursing rehabilitation services	(53,612)	(52,440)	(51,154)	(48,714)	(205,920)	(52,889)
Hospital rehabilitation services	(28,161)	(27,646)	(26,909)	(27,620)	(110,336)	(27,994)
Nursing and rehabilitation centers	(1,642)	(1,825)	(1,905)	(2,022)	(7,394)	(2,059)

	(83,415)	(81,911)	(79,968)	(78,356)	(323,650)	(82,942)

	$1,537,931	$1,495,146	$1,487,458	$1,512,115	$6,032,650	$1,554,908

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$161,826	$142,668	$138,250	$156,924	$599,668	$161,819	(a,b)

Nursing center division	63,906	68,012	69,906	65,085	266,909	51,178	(a,c)

Rehabilitation division:
Skilled nursing rehabilitation services	14,323	23,279	20,012	24,088	81,702	15,278	(a)
Hospital rehabilitation services	16,116	17,860	16,977	18,792	69,745	18,132	(a)

	30,439	41,139	36,989	42,880	151,447	33,410

Home health and hospice division	2,341	2,789	3,645	4,933	13,708	2,786	(a)

Corporate:
Overhead	(42,728)	(44,723)	(45,883)	(45,729)	(179,063)	(45,582	)(a)
Insurance subsidiary	(482)	(600)	(545)	(500)	(2,127)	(509)

	(43,210)	(45,323)	(46,428)	(46,229)	(181,190)	(46,091)

Impairment charges	(848)	(317)	(693)	(108,909)	(110,767)	(436)
Transaction costs	(485)	(597)	(482)	(667)	(2,231)	(2,285)

Operating income	213,969	208,371	201,187	114,017	737,544	200,381
Rent	(104,313)	(105,629)	(106,796)	(106,492)	(423,230)	(105,978)
Depreciation and amortization	(46,986)	(48,279)	(49,059)	(50,885)	(195,209)	(51,196)
Interest, net	(26,290)	(26,448)	(26,436)	(27,680)	(106,854)	(28,083)

Income (loss) from continuing operations before income taxes	36,380	28,015	18,896	(71,040)	12,251	15,124
Provision for income taxes	14,765	11,549	7,781	7,180	41,275	5,620

	$21,615	$16,466	$11,115	$(78,220)	$(29,024)	$9,504

(a)	Includes one-time bonus costs of $25.9 million (hospital division - $8.8 million, nursing center division - $9.7 million, rehabilitation division - $6.3 million (skilled nursing rehabilitation services - $5.0 million and hospital rehabilitation services - $1.3 million), home health and hospice division - $0.8 million and corporate - $0.3 million).
(b)	Includes employee retention costs of $0.3 million incurred in connection with the planned divestiture of 17 non-strategic facilities.
(c)	Includes employee retention costs of $0.4 million incurred in connection with the nonrenewal of 54 nursing centers leased from Ventas.

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	First Quarter 2013
	Hospital division (a,b)	Nursing center division (a,c)	Rehabilitation division			Home health and hospice (a)	Corporate (a)	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services (a)	Hospital services (a)	Total

Revenues	$748,214	$502,703	$260,789	$74,523	$335,312	$51,621	$—	$—	$(82,942)	$1,554,908

Salaries, wages and benefits	332,256	254,450	234,844	52,420	287,264	40,314	29,730	—	(241)	943,773
Supplies	77,637	24,874	811	32	843	2,238	216	—	—	105,808
Rent	53,148	49,766	1,235	17	1,252	1,186	626	—	—	105,978
Other operating expenses	176,603	172,590	9,856	3,919	13,775	6,283	16,668	2,285	(82,701)	305,503
Other (income) expense	(101)	(389)	—	20	20	—	(523)	—	—	(993)
Impairment charges	176	260	—	—	—	—	—	—	—	436
Depreciation and amortization	23,941	12,720	3,112	2,331	5,443	1,526	7,566	—	—	51,196
Interest expense	182	20	96	—	96	—	27,876	—	—	28,174
Investment income	(5)	(13)	(28)	—	(28)	—	(45)	—	—	(91)

	663,837	514,278	249,926	58,739	308,665	51,547	82,114	2,285	(82,942)	1,539,784

Income (loss) from continuing operations before income taxes	$84,377	$(11,575)	$10,863	$15,784	$26,647	$74	$(82,114)	$(2,285)	$—	15,124

Provision for income taxes										5,620

Income from continuing operations										$9,504

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$10,271	$5,819	$605	$32	$637	$195	$5,448	$—	$—	$22,370
Development	2,388	—	—	—	—	—	—	—	—	2,388

	$12,659	$5,819	$605	$32	$637	$195	$5,448	$—	$—	$24,758

	First Quarter 2012
	Hospital division (d)	Nursing center division	Rehabilitation division			Home health and hospice		Transaction- related costs
			Skilled nursing services	Hospital services	Total		Corporate		Eliminations	Consolidated

Revenues	$749,383	$512,148	$257,014	$74,369	$331,383	$28,432	$—	$—	$(83,415)	$1,537,931

Salaries, wages and benefits	330,309	252,877	233,204	53,731	286,935	21,291	29,979	—	(32)	921,359
Supplies	80,047	26,382	808	54	862	1,033	209	—	—	108,533
Rent	53,151	48,451	1,440	78	1,518	615	578	—	—	104,313
Other operating expenses	177,292	169,287	8,679	4,468	13,147	3,767	15,770	485	(83,383)	296,365
Other income	(91)	(304)	—	—	—	—	(2,748)	—	—	(3,143)
Impairment charges	304	544	—	—	—	—	—	—	—	848
Depreciation and amortization	22,346	11,262	2,660	2,324	4,984	898	7,496	—	—	46,986
Interest expense	306	28	—	—	—	—	26,244	—	—	26,578
Investment income	(8)	(14)	(1)	—	(1)	—	(265)	—	—	(288)

	663,656	508,513	246,790	60,655	307,445	27,604	77,263	485	(83,415)	1,501,551

Income from continuing operations before income taxes	$85,727	$3,635	$10,224	$13,714	$23,938	$828	$(77,263)	$(485)	$—	36,380

Provision for income taxes										14,765

Income from continuing operations										$21,615

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$10,345	$4,229	$326	$46	$372	$124	$7,036	$—	$—	$22,106
Development	9,949	673	—	—	—	—	—	—	—	10,622

	$20,294	$4,902	$326	$46	$372	$124	$7,036	$—	$—	$32,728

(a)	Includes one-time bonus costs of $25.9 million (hospital division - $8.8 million, nursing center division - $9.7 million, rehabilitation division - $6.3 million (skilled nursing rehabilitation services - $5.0 million and hospital rehabilitation services - $1.3 million), home health and hospice division - $0.8 million and corporate - $0.3 million).
(b)	Includes employee retention costs of $0.3 million incurred in connection with the planned divestiture of 17 non-strategic facilities.
(c)	Includes employee retention costs of $0.4 million incurred in connection with the nonrenewal of 54 nursing centers leased from Ventas.
(d)	Includes severance costs of $2.0 million and other costs of $0.1 million incurred in connection with the closing of a regional office.

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2012 Quarters					First Quarter 2013
	First	Second	Third	Fourth	Year
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	118	117	116	116		116
Inpatient rehabilitation	6	6	6	6		6

	124	123	122	122		122

Number of licensed beds:
Transitional care	8,454	8,404	8,347	8,382		8,382
Inpatient rehabilitation	229	259	259	259		259

	8,683	8,663	8,606	8,641		8,641

Revenue mix %:
Medicare	63	62	61	63	62	63
Medicaid	6	6	6	6	6	5
Medicare Advantage	10	10	11	10	10	10
Commercial insurance and other	21	22	22	21	22	22

Admissions:
Medicare	11,989	11,152	10,891	11,023	45,055	11,867
Medicaid	984	1,009	1,006	941	3,940	778
Medicare Advantage	1,658	1,757	1,616	1,579	6,610	1,734
Commercial insurance and other	2,868	2,630	2,661	2,509	10,668	2,512

	17,499	16,548	16,174	16,052	66,273	16,891

Admissions mix %:
Medicare	69	67	67	69	68	70
Medicaid	6	6	6	6	6	5
Medicare Advantage	9	11	10	10	10	10
Commercial insurance and other	16	16	17	15	16	15

Patient days:
Medicare	293,746	278,614	270,555	275,008	1,117,923	290,942
Medicaid	38,487	36,654	40,169	38,045	153,355	35,447
Medicare Advantage	46,824	49,672	47,659	46,193	190,348	48,784
Commercial insurance and other	84,372	81,957	81,445	77,562	325,336	82,466

	463,429	446,897	439,828	436,808	1,786,962	457,639

Average length of stay:
Medicare	24.5	25.0	24.8	24.9	24.8	24.5
Medicaid	39.1	36.3	39.9	40.4	38.9	45.6
Medicare Advantage	28.2	28.3	29.5	29.3	28.8	28.1
Commercial insurance and other	29.4	31.2	30.6	30.9	30.5	32.8
Weighted average	26.5	27.0	27.2	27.2	27.0	27.1

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	First 2012 Quarters					Quarter 2013
	First	Second	Third	Fourth	Year
Hospital division data (continued):
Revenues per admission:
Medicare	$39,256	$39,467	$39,188	$40,479	$39,591	$39,697
Medicaid	44,447	42,787	43,272	43,492	43,494	51,806
Medicare Advantage	43,923	42,639	45,885	45,646	44,473	43,949
Commercial insurance and other	56,549	59,427	58,134	60,903	58,678	63,940
Weighted average	42,824	43,178	43,228	44,356	43,382	44,297

Revenues per patient day:
Medicare	$1,602	$1,580	$1,577	$1,622	$1,596	$1,619
Medicaid	1,136	1,178	1,084	1,076	1,117	1,137
Medicare Advantage	1,555	1,508	1,556	1,560	1,544	1,562
Commercial insurance and other	1,922	1,907	1,899	1,970	1,924	1,948
Weighted average	1,617	1,599	1,590	1,630	1,609	1,635

Medicare case mix index (discharged patients only)	1.18	1.17	1.15	1.14	1.16	1.18

Average daily census	5,093	4,911	4,781	4,748	4,882	5,085
Occupancy %	67.4	64.6	63.5	63.1	64.6	67.4

Annualized employee turnover %	21.8	22.2	21.1	20.1		21.1

Nursing center division data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	201	201	201	200		200
Managed	4	4	4	4		4
Assisted living facilities	6	6	6	6		6

	211	211	211	210		210

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	24,431	24,479	24,479	24,425		24,425
Managed	485	485	485	485		485
Assisted living facilities	413	341	341	341		341

	25,329	25,305	25,305	25,251		25,251

Revenue mix %:
Medicare	35	34	33	33	34	33
Medicaid	39	40	40	40	40	39
Medicare Advantage	7	7	7	7	7	8
Private and other	19	19	20	20	19	20

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2012 Quarters					First Quarter 2013
	First	Second	Third	Fourth	Year
Nursing center division data (continued):
Patient days (a):
Medicare	331,857	319,333	308,218	305,987	1,265,395	310,180
Medicaid	1,129,717	1,129,200	1,139,559	1,130,949	4,529,425	1,094,229
Medicare Advantage	91,477	86,441	84,245	82,879	345,042	93,117
Private and other	398,634	388,137	400,106	398,918	1,585,795	382,837

	1,951,685	1,923,111	1,932,128	1,918,733	7,725,657	1,880,363

Patient day mix % (a):
Medicare	17	17	16	16	16	17
Medicaid	58	59	59	59	59	58
Medicare Advantage	5	4	4	4	4	5
Private and other	20	20	21	21	21	20

Revenues per patient day (a):
Medicare Part A	$483	$483	$490	$505	$490	$497
Total Medicare (including Part B)	533	535	543	548	539	540
Medicaid	177	179	179	182	179	181
Medicaid (net of provider taxes) (b)	157	158	159	161	159	160
Medicare Advantage	410	406	410	414	410	409
Private and other	245	246	248	249	247	257
Weighted average	263	262	261	264	262	267

Average daily census (a)	21,447	21,133	21,001	20,856	21,108	20,893
Admissions (a)	19,386	18,188	17,878	18,292	73,744	19,439
Occupancy % (a)	85.1	84.0	83.4	82.9	83.9	83.0
Medicare average length of stay (a)	31.9	32.3	32.7	31.4	32.1	30.6

Annualized employee turnover %	37.9	40.0	39.8	39.5		38.9

Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	21	20	20	20	20	20
Non-affiliated	79	80	80	80	80	80

Sites of service (at end of period)	1,722	1,730	1,735	1,726		1,729
Revenue per site	$149,253	$148,521	$147,098	$143,437	$588,309	$150,832

Therapist productivity %	80.3	80.4	80.5	80.5	80.4	81.1

Hospital rehabilitation services:
Revenue mix %:
Company-operated	38	38	37	37	38	38
Non-affiliated	62	62	63	63	62	62

Sites of service (at end of period):
Inpatient rehabilitation units	100	102	104	105		103
LTAC hospitals	125	125	123	123		123
Sub-acute units	19	20	20	21		8
Outpatient units	111	115	117	119		98
Other	5	5	5	5		—

	360	367	369	373		332

Revenue per site	$206,580	$200,006	$194,849	$198,150	$799,585	$224,466

Annualized employee turnover %	19.6	16.9	17.3	16.9		10.4

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2013		2012
	Basic	Diluted	Basic	Diluted
Earnings:
Amounts attributable to Kindred stockholders:
Income from continuing operations:
As reported in Statement of Operations	$9,088	$9,088	$21,164	$21,164
Allocation to participating unvested restricted stockholders	(256)	(256)	(289)	(289)

Available to common stockholders	$8,832	$8,832	$20,875	$20,875

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(4,787)	$(4,787)	$(1,803)	$(1,803)
Allocation to participating unvested restricted stockholders	135	135	25	25

Available to common stockholders	$(4,652)	$(4,652)	$(1,778)	$(1,778)

Loss on divestiture of operations:
As reported in Statement of Operations	$(1,244)	$(1,244)	$(1,170)	$(1,170)
Allocation to participating unvested restricted stockholders	35	35	16	16

Available to common stockholders	$(1,209)	$(1,209)	$(1,154)	$(1,154)

Net income:
As reported in Statement of Operations	$3,057	$3,057	$18,191	$18,191
Allocation to participating unvested restricted stockholders	(86)	(86)	(248)	(248)

Available to common stockholders	$2,971	$2,971	$17,943	$17,943

Shares used in the computation:
Weighted average shares outstanding - basic computation	52,062	52,062	51,603	51,603

Dilutive effect of employee stock options		21		35

Adjusted weighted average shares outstanding - diluted computation		52,083		51,638

Earnings per common share:
Income from continuing operations	$0.17	$0.17	$0.40	$0.40
Discontinued operations:
Loss from operations	(0.09)	(0.09)	(0.03)	(0.03)
Loss on divestiture of operations	(0.02)	(0.02)	(0.02)	(0.02)

Net income	$0.06	$0.06	$0.35	$0.35

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months ended March 31, 2013 and 2012 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 40.4% and 38.7% for the three months ended March 31, 2013 and 2012, respectively.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months ended March 31, 2013 and 2012 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended March 31,
	2013	2012
Detail of charges:
One-time bonus costs	($25,932)	$—
Severance, employee retention and other costs	(705)	(2,184)
Transaction costs	(2,285)	(485)

	(28,922)	(2,669)
Income tax benefit	11,689	1,034

Charges net of income taxes	(17,233)	(1,635)
Allocation to participating unvested restricted stockholders	486	22

Available to common stockholders	($16,747)	($1,613)

Weighted average diluted shares outstanding	52,083	51,638

Diluted loss per common share related to charges	($0.32)	($0.03)

Reconciliation of operating income before charges:
Operating income before charges	$229,303	$216,638
Detail of charges excluded from core operating results:
One-time bonus costs	(25,932)	—
Severance, employee retention and other costs	(705)	(2,184)
Transaction costs	(2,285)	(485)

	(28,922)	(2,669)

Reported operating income	$200,381	$213,969

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$26,321	$22,799
Charges net of income taxes	(17,233)	(1,635)

Reported income from continuing operations	$9,088	$21,164

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.49	$0.43
Charges net of income taxes	(0.32)	(0.03)

Reported diluted income per common share from continuing operations	$0.17	$0.40

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	39.3%	40.5%
Impact of charges on effective income tax rate	-2.1%	0.1%

Reported effective income tax rate	37.2%	40.6%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.7 million and $0.3 million for the three months ended March 31, 2013 and 2012, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended March 31, 2013
		Charges
	Before charges	One-time bonus	Employee retention and other	Transaction costs	Total	As reported
Income from continuing operations:
Operating income (loss):
Hospital division	$170,926	$(8,777)	$(330)	$—	$(9,107)	$161,819

Nursing center division	61,253	(9,700)	(375)	—	(10,075)	51,178

Rehabilitation division:
Skilled nursing rehabilitation services	20,330	(5,052)	—	—	(5,052)	15,278
Hospital rehabilitation services	19,387	(1,255)	—	—	(1,255)	18,132

	39,717	(6,307)	—	—	(6,307)	33,410

Home health and hospice division	3,619	(833)	—	—	(833)	2,786

Corporate:
Overhead	(45,267)	(315)	—	—	(315)	(45,582)
Insurance subsidiary	(509)	—	—	—	—	(509)

	(45,776)	(315)	—	—	(315)	(46,091)

Impairment charges	(436)	—	—	—	—	(436)
Transaction costs	—	—	—	(2,285)	(2,285)	(2,285)

Operating income	229,303	(25,932)	(705)	(2,285)	(28,922)	200,381
Rent	(105,978)	—	—	—	—	(105,978)
Depreciation and amortization	(51,196)	—	—	—	—	(51,196)
Interest, net	(28,083)	—	—	—	—	(28,083)

Income from continuing operations before income taxes	44,046	(25,932)	(705)	(2,285)	(28,922)	15,124
Provision for income taxes	17,309	(10,481)	(285)	(923)	(11,689)	5,620

	$26,737	$(15,451)	$(420)	$(1,362)	$(17,233)	$9,504

	Three months ended March 31, 2012
		Charges
	Before charges	Severance and other	Transaction costs	Total	As reported
Income from continuing operations:
Operating income (loss):
Hospital division	$163,928	$(2,102)	$—	$(2,102)	$161,826

Nursing center division	63,906	—	—	—	63,906

Rehabilitation division:
Skilled nursing rehabilitation services	14,359	(36)	—	(36)	14,323
Hospital rehabilitation services	16,127	(11)	—	(11)	16,116

	30,486	(47)	—	(47)	30,439

Home health and hospice division	2,341	—	—	—	2,341

Corporate:
Overhead	(42,693)	(35)	—	(35)	(42,728)
Insurance subsidiary	(482)	—	—	—	(482)

	(43,175)	(35)	—	(35)	(43,210)

Impairment charges	(848)	—	—	—	(848)
Transaction costs	—	—	(485)	(485)	(485)

Operating income	216,638	(2,184)	(485)	(2,669)	213,969
Rent	(104,313)	—	—	—	(104,313)
Depreciation and amortization	(46,986)	—	—	—	(46,986)
Interest, net	(26,290)	—	—	—	(26,290)

Income from continuing operations before income taxes	39,049	(2,184)	(485)	(2,669)	36,380
Provision for income taxes	15,799	(846)	(188)	(1,034)	14,765

	$23,250	$(1,338)	$(297)	$(1,635)	$21,615

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

Operating expenses(a):	Three months ended March 31, 2013
		Charges
	Before charges	One-time bonus	Employee retention and other	Transaction costs	Total	As reported
Salaries, wages and benefits	$917,164	$25,932	$677	$—	$26,609	$943,773
Supplies	105,808	—	—	—	—	105,808
Other operating expenses	303,190	—	28	2,285	2,313	305,503
Other income	(993)	—	—		—	(993)
Impairment charges	436	—	—	—	—	436

	$1,325,605	$25,932	$705	$2,285	$28,922	$1,354,527

	Three months ended March 31, 2012
		Charges
	Before charges	Severance and other	Transaction costs	Total	As reported
Salaries, wages and benefits	$919,269	$2,090	$—	$2,090	$921,359
Supplies	108,533	—	—	—	108,533
Other operating expenses	295,786	94	485	579	296,365
Other income	(3,143)	—	—	—	(3,143)
Impairment charges	848	—	—	—	848

	$1,321,293	$2,184	$485	$2,669	$1,323,962

(a)	As used in the derivation of operating income.

- MORE -

Kindred Healthcare Reports Strong First Quarter Core Results

May 1, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2013 - Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of May 1, 2013 (b)		As of February 25, 2013
	Low	High	Low	High

Operating income	$806	$822	$794	$810

Rent	399	399	387	387
Depreciation and amortization	189	189	189	189
Interest, net	113	113	113	113

Income from continuing operations before income taxes	105	121	105	121
Provision for income taxes	44	50	44	50

Income from continuing operations	61	71	61	71
Earnings attributable to noncontrolling interests	(1)	(1)	(1)	(1)

Income from continuing operations attributable to the Company	60	70	60	70
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$58	$68	$58	$68

Earnings per diluted share	$1.10	$1.30	$1.10	$1.30

Shares used in computing earnings per diluted share	52.7	52.7	52.7	52.7

(a)	The earnings guidance provided by the Company reflects the disposition of the 54 nursing centers leased from Ventas. The earnings guidance also excludes the effect of (1) a one-time employee bonus, (2) employee retention costs incurred in connection with the planned divestiture of 17 non-strategic facilities and the nonrenewal of 54 nursing centers leased from Ventas, (3) any transaction-related charges, (4) any other reimbursement changes, (5) any further acquisitions or divestitures, (6) any impairment charges, and (7) any repurchases of common stock. The recently announced transaction to sell 17 non-strategic facilities is not reflected in the Company’s earnings guidance. The Company had previously announced that this transaction, which is subject to certain conditions, is not expected to change its 2013 annual earnings guidance.
(b)	Reflects the reclassification of certain outside service costs from other operating expenses to rent expense.

- END -